Exhibit 99.1

PRESS RELEASE

InfoSonics Reports Third Quarter 2016 Results

SAN DIEGO, November 10, 2016 – InfoSonics Corporation (NASDAQ: IFON), the provider of verykool® wireless handset solutions and tablets, today announced results for its third quarter ended September 30, 2016.

“During the quarter we saw the supply pendulum swing from over-supply to under-supply as we experienced LCD panel shortages and delivery constraints of memory and CPUs,” said Joseph Ram, President and CEO of InfoSonics.  “These supply issues are resulting in significant manufacturing cost increases, and when combined with a soft market environment, have put significant pressure on both our top and bottom lines.  Our focus going forward is to work aggressively to increase sales, and to improve our gross margins by centering our efforts on more profitable accounts.  In addition, we are working to drive down operating expenses by 20% in the fourth quarter compared to the third quarter to reduce our breakeven point, a task that was aided by the resolution in September of all our outstanding patent litigation.  Regarding our product offerings, over the last year we have been in development of a software platform that will support a suite of services and cloud-based solutions that we hope to launch in the second quarter of 2017.”

We had net sales for the 2016 third quarter of $9.0 million, which represented a $3.2 million, or 26%, decrease from $12.2 million for the third quarter of 2015.  The decrease reflects our exit from the U.S. market, as well as a lower level of sales to customers in South America and to U.S. based distributors selling to Latin America.  These declines were partially offset by increased sales to big box retailers in Mexico.  For the nine months ended September 30, 2016, our net sales were $30.5 million, which represented a $7.1 million, or 19%, decrease from $37.6 million for the comparable nine month period of 2015.

Gross profit in the 2016 third quarter was $884,000, a 56% decrease compared to $2.0 million for the comparable period in 2015.  Our gross profit margin as a percent of sales in the 2016 third quarter declined to 9.8% compared to 16.4% for the comparable period in 2015.  The margin erosion reflects continued price pressure in a competitive market environment, combined with rising costs from our manufacturing vendors.  For the nine months ended September 30, 2016, gross profit was $3.2 million, a 48% decrease from $6.2 million for the comparable period in 2015.

Operating expenses in the third quarter of 2016 were $1.8 million, a 15% decrease compared to $2.1 million in the 2015 third quarter.  The decrease reflects expense reduction actions we implemented during the 2016 second quarter.  The largest decreases were in wages and benefits, marketing, travel and reduced sales commissions on the lower level of sales.  We took additional expense reduction actions at the end of the third quarter of 2016 which we believe will further decrease operating expenses in the fourth quarter of 2016.  For the nine months ended September 30, 2016, operating expenses were $5.6 million, a 9% reduction from $6.2 million in the comparable period of 2015.

The net loss for the third quarter of 2016 was $945,000, $0.07 per share, compared to a net loss of $138,000, $0.01 per share, in the third quarter of 2015.  For the nine months ended September 30, 2016, the net loss was $2,883,000, $0.20 per share, compared to a net loss of $284,000, $0.02 per share, in the comparable period of 2015.

At September 30, 2016, we had $1.7 million in cash, $10.3 million of net working capital and $640,000 of outstanding funded debt.

About InfoSonics Corporation
InfoSonics is a San Diego-based manufacturer and provider of wireless handsets, tablets and related products to carriers, distributors and consumers throughout Latin America under the verykool® brand.  The company is committed to delivering quality products with innovative designs that appeal to consumers and offer exceptional value.  Additional information can be found on our corporate website at www.infosonics.com and www.verykool.net.

Past performance in any period may not be indicative of future results in the next period or the same period in a subsequent year.  We also experience seasonal revenue fluctuations that can be significant from one quarter to another.  Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict.  Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: (1) intense competition internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) our ability to source our verykool® handsets and successfully introduce them into target markets; (3) our ability to have access to adequate capital to fund operations, including the availability of vendor credit and availability under the Company’s bank line of credit; (4) our ability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (5) our ability to increase sales and improve our gross margins despite intense competition; (6) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our international operations which could significantly increase selling prices of our products to our customers and end-users and decrease profitability; (7) the ability to attract new sources of profitable business from expansion of products or services including iOT devices, applications and cloud-based solutions, or risks associated with entry into new markets, including geographies, products and services; (8) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (9) significant changes in supplier terms and relationships or shortages in product supply, including, but not limited to, those caused by recent and continuing industry consolidation of component suppliers; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk and other related risks; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) uncertain political and economic conditions internationally, including terrorist or military actions; (14) the loss of a key executive officer or other key employees and the integration of new employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) seasonal buying patterns; (18) the resolution of any litigation for or against the Company, including claims for infringement of intellectual property; and (19) the ability of the Company to generate taxable income in future periods. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:

Vernon A. LoForti
Chief Financial Officer
vern.loforti@infosonics.com
858-373-1675

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InfoSonics Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except per share data)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$8,989	$12,179	$30,525	$37,641
Cost of sales	8,105	10,178	27,306	31,478
Gross profit	884	2,001	3,219	6,163
Selling, general and administrative expenses	1,775	2,084	5,605	6,185
Operating loss	(891)	(83)	(2,386)	(22)
Other expense:
Other expense	—	—	(321)	—
Interest, net	(54)	(55)	(173)	(259)
Loss before provision for income taxes	(945)	(138)	(2,880)	(281)
Provision for income taxes	—	—	(3)	(3)
Net loss	$(945)	$(138)	$(2,883)	$(284)
Net loss per share (basic and diluted)	$(0.07)	$(0.01)	$(0.20)	$(0.02)
Basic and diluted weighted-average number of common shares outstanding	14,389	14,388	14,389	14,377
Comprehensive loss:
Net loss	$(945)	$(138)	$(2,883)	$(284)
Foreign currency translation adjustments	(220)	(545)	(851)	(834)
Comprehensive loss	$(1,165)	$(683)	$(3,734)	$(1,118)

InfoSonics Corporation

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	September 30, 2016	December 31, 2015
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,689	$2,647
Trade accounts receivable, net of allowance for doubtful accounts of $114 and $95, respectively	7,525	9,291
Other accounts receivable	71	96
Inventory	4,726	6,637
Prepaid assets	1,982	2,025
Total current assets	15,993	20,696
Property and equipment, net	153	156
Other assets	312	129
Total assets	$16,458	$20,981
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,730	$4,398
Accrued expenses	2,357	2,343
Line of credit	640	—
Total current liabilities	5,727	6,741
Commitments and Contingencies (Note 12)
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized (no shares issued and outstanding)	—	—
Common stock, $0.001 par value, 40,000 shares authorized; 14,389 and 14,389 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	14	14
Additional paid-in capital common stock	33,084	32,859
Accumulated other comprehensive loss	(2,443)	(1,592)
Accumulated deficit	(19,924)	(17,041)
Total stockholders’ equity	10,731	14,240
Total liabilities and stockholders’ equity	$16,458	$20,981

InfoSonics Corporation

Consolidated Statements of Cash Flows

(Amounts in thousands)

(unaudited)

	For the Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(2,883)	$(284)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	65	73
Provision for obsolete inventory	(98)	(113)
Provision for bad debts	19	—
Stock-based compensation	225	156
(Increase) decrease in:
Trade accounts receivable	1,747	5,382
Other accounts receivable	25	(24)
Inventory	2,009	(959)
Prepaid assets	43	474
Other assets	(183)	(59)
Increase (decrease) in:
Accounts payable	(1,668)	53
Accrued expenses	14	(460)
Net cash provided by (used in) operating activities	(685)	4,239
Cash flows from investing activities:
Purchase of property and equipment	(62)	(111)
Net cash used in investing activities	(62)	(111)
Cash flows from financing activities:
Borrowings on line of credit	1,578	4,460
Repayments on line of credit	(938)	(7,185)
Cash received from exercise of stock options	—	27
Net cash provided by (used in) financing activities	640	(2,698)
Effect of exchange rate changes on cash	(851)	(834)
Net increase (decrease) in cash and cash equivalents	(958)	596
Cash and cash equivalents, beginning of period	2,647	1,464
Cash and cash equivalents, end of period	$1,689	$2,060
Cash paid for interest	$185	$287
Cash paid for income taxes	$—	$—